SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2010
General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

39 East Union Street
Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)
(626) 584-9722
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTES
Certain References

References in this Report to “we,” “us,” “our” or the “company” refer to General Finance Corporation, a Delaware corporation (“GFN”), and its direct and indirect subsidiaries, including GFN North America Corp., a Delaware corporation, Pac-Van, Inc., an Indiana corporation, GFN Mobile Storage Inc., a Delaware corporation, GFN U.S. Australasia Holdings, Inc., a Delaware corporation, GFN Australasia Holdings Pty Limited, an Australian corporation (“GFNAH”), GFN Australasia Finance Pty Limited, an Australian corporation and subsidiary of GFNAH (“GFNAF”), RWA Holdings Pty Limited, an Australian corporation  and subsidiary of GFNAF. GFNAH and its subsidiaries are collectively referred to in this Report as “Royal Wolf.”

“AUS$” means the Australian Dollar.   “NZD$” means the New Zealand Dollar.

TABLE OF CONTENTS
		Page
Item 1.01	Entry Into a Material Definitive Agreement	1

Item 9.01	Financial Statements and Exhibits	1

EXHIBIT 10.1

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 31, 2010, Royal Wolf and Australia and New Zealand Banking Group Limited (“ANZ”) amended the ANZ senior credit facility to: (1) extend the maturity to September 14, 2012 of the Interchangeable Facility (the “Tranche B Facility”) under which up to AUS$10.4 million may be borrowed with required payments of AUS$1,500,000 to amortize the loan balance each quarter until December 2010, after which quarterly payments of AUS$1,625,000 will be required, (2) extend the maturity to September 14, 2012 of the Standby Letter of Credit Facility (the “Tranche C Facility”) under which up to approximately NZD$14.7 million may be borrowed, (3) increase the financial covenants for the minimum consolidated interest coverage ratio to 2.20:1 for the quarter ending March 31, 2011 and for each quarter thereafter, (4) increase the minimum consolidated senior debt interest coverage ratio to 3.25:1 for the quarter ending March 31, 2011 and to 3.40:1 for the quarter ending June 30, 2011 and thereafter, (5) decrease the maximum consolidated total debt gearing ratio to 4.5:1 for the quarter ending March 31, 2011 and to 4.25:1 for the quarter ending June 30, 2011 and thereafter, (6) decrease the maximum consolidated senior debt gearing ratio to 3.5:1 for the quarter ending March 31, 2011 and to 3.25:1 for the quarter ending June 30, 2011 and thereafter, (7) establish a maximum for total borrowings under senior credit facility equal to 80% of the aggregate liquidation value of all storage containers owned by Royal Wolf and (8) establish a maximum working capital ratio of 60%.

Under the Facility ANZ will charge a fee payable quarterly in advance equal to (1) the product of the Tranche B Facility borrowing limit of approximately AUS$10,413,000 times 4.15% per annum, plus (2) the product of the borrowing limit of the Variable Rate Facility of AUS$5,500,000 times 3.15% per annum.

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

Exhibit:

10.1
Annual Review and Variation Letter executed on December 31, 2010 among Australia and New Zealand Banking Group Limited, GFN Australasia Holdings Pty Ltd., GFN Australasia Finance Pty Ltd., RWA Holdings Pty Ltd., Royal Wolf Trading Australia Pty Ltd. and Royal Wolf Hi-Tech Pty Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION

Dated: January 6, 2011	By:	/s/ CHRISTOPHER A. WILSON
Christopher A. Wilson
Vice President, General Counsel & Secretary

EXHIBIT INDEX
Exhibit Number	Exhibit Description

10.1
Annual Review and Variation Letter executed on December 31, 2010 among Australia and New Zealand Banking Group Limited, GFN Australasia Holdings Pty Ltd., GFN Australasia Finance Pty Ltd., RWA Holdings Pty Ltd., Royal Wolf Trading Australia Pty Ltd. and Royal Wolf Hi-Tech Pty Ltd.
Australasia Holdings Pty Ltd., GFN Australasia Finance Pty Ltd. and Australia and New Zealand Banking Group Limited